Exhibit 4.2

CONCORD MEDICAL SERVICES HOLDINGS LIMITED
Certificate	(the “Company”)	Ordinary Shares
Number		[ ]
[ ]	INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES LAW
(AS AMENDED OR REVISED FROM TIME TO TIME)
THE AUTHORISED CAPITAL OF THE COMPANY IS US$[  ] DIVIDED INTO [  ] ORDINARY SHARES
OF A NOMINAL OR PAR VALUE OF US$0.0001 EACH (the “Ordinary Shares”)
THIS CERTIFIES THAT [shareholder] of [address] is the registered holder of [number of ordinary shares] Ordinary Shares of par value US$0.0001 each subject to the Memorandum and Articles of Association of the Company, and transferable only on the book of the Company by the holder hereof in person or by Attorney in accordance with the Memorandum and the Articles of Association of the Company and upon surrender of this certificate to the Company.
EXECUTED on behalf of the Company this                      day of                      20[ ].

Director/Secretary
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.